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                                                                  Exhibit 23.01

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-4 (Registration Nos. 333-81737 and 333-60053) and to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-43659 and 333-59205) of Building One Services Corporation of our report dated July 24, 1998 relating to the financial statements of Ivey Mechanical Company, which appear in the Current Report on Form 8-K dated August 9, 1999. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Davenport, Holliday, and Spring
Ridgeland, Mississippi
August 6, 1999